UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2023

EDGIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11811 North Tatum Blvd., Suite 3031 Phoenix, AZ	85028
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (602) 850-5000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EGIO	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On October 26, 2023, Edgio (the “Company”) received notice from the Nasdaq Stock Market (“Nasdaq”) that it is now being afforded an additional 180 calendar day compliance period, or until April 22, 2024, to regain compliance with Nasdaq’s minimum bid price requirement for continued listing. To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive business days on or prior to April 22, 2024. Nasdaq’s determination to grant the additional 180-day compliance period was based on the Company meeting the continued listing requirements of the Nasdaq Capital Market with the exception of the bid price requirement, and the Company having provided written notice of its intention to cure the deficiency during the additional compliance period, including effecting a reverse stock split if necessary. If the Company fails to regain compliance during the additional compliance period, its common stock will be subject to delisting by Nasdaq.

The Company intends to continue actively monitoring the bid price and consider available options to regain compliance with the minimum bid price requirement.

Forward-Looking Statement Disclaimer

The Company includes in this Current Report on Form 8-K “forward-looking statements” within the meaning of the federal securities laws. A reader can identify forward-looking statements because they are not limited to historical fact or they use words such as “expects,” “estimates,” “intends,” and similar expressions that concern the Company’s strategy, plans, intentions or beliefs about future occurrences or results, including without limitation, statements regarding the Company’s current expectations and intentions with respect to the price of its common stock, regaining compliance with Nasdaq listing requirements or alternatives to cure the Nasdaq continued listing requirement deficiency. It is very difficult to predict the effect of known factors, and the Company cannot anticipate all factors that could affect actual results that may be important to an investor. All forward-looking information should be evaluated in the context of these risks, uncertainties and other factors, including those factors disclosed in this Current Report and those factors disclosed under “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on June 29, 2023 and the Company’s subsequent reports filed with the SEC.

All forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Item 7.01	Regulation FD Disclosure.

As previously reported, the Company’s stock listing transferred to the Nasdaq Capital Market on October 20, 2023. This resulted in a “Fundamental Change” under the indenture for the Company’s 3.50% Convertible Senior Notes due 2025 (the “Convertible Notes”). Following a Fundamental Change, the indenture requires the Company to provide two notices to holders of the Convertible Notes, the first to notify holders of the occurrence of the Fundamental Change (the “Event Notice”), and the second to follow within 20 calendar days (with a five business day grace period) after the Fundamental Change notifying holders of their options under the indenture following a Fundamental Change (the “Option Notice”). The options for holders under the indenture are to either convert their Convertible Notes to shares of common stock of the Company, or have the Company repurchase for cash at par their Convertible Notes 20 to 35 business days after the Option Notice is sent. The Company is in discussions with the two beneficial holders of the Convertible Notes to negotiate a mutually beneficial alternative resolution to the Company’s current obligations under the indenture governing the Convertible Notes. There can be no assurance that the Company will negotiate a resolution with the holders of the Convertible Notes or be able to satisfy its obligations under the indenture governing the Convertible Notes.

On October 27, 2023, the Company provided holders of the Convertible Notes with the Event Notice required under the indenture, which is attached as Exhibit 99.1 hereto.

The information contained in this Item 7.01 to this current report is being “furnished” to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under such section. Further, such information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless specifically identified as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Notice of Make-Whole Fundamental Change and Make-Whole Effective Date.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 30, 2023	EDGIO, INC.

/s/ Richard P. Diegnan
Richard P. Diegnan
Chief Legal Officer & Secretary